                                                                     EXHIBIT 10j


                            [FINA, INC. LETTERHEAD]



                                 March 26, 1998



Mr. Neil A. Smoak
P.O. Box 601085
Dallas, TX 75360-1085

Dear Neil:

This letter, when executed by you in the space provided, will constitute an Agreement between you and FINA, Inc. ("Company") concerning the termination of your employment and certain considerations, in addition to normal entitlements, relative to your retirement benefits. The terms of the Agreement are described below:

1. FINA agrees to pay a separation allowance in the amount of $242,500 coincident with your separation from FINA on March 15, 1998. The allowance plus all remaining earned and accrued vacation will be paid in a lump sum payment, less required withholding.

2. The Company acknowledges that you have earned a Vested Retirement Benefit under the FINA, Inc. Pension Plan ("Plan") based on your Benefit Service and Final Average Compensation (as those terms are defined in the Plan). The Company will provide you a total pension benefit as set forth on Exhibit A, and you may elect to start receiving this benefit on the first day of any month beginning with your Early Retirement Date ("ERD") of June 1, 2001, through your Normal Retirement Date ("NRD") of June 1, 2011. If you elect to begin receiving a pension benefit prior to your NRD, it will be reduced, if applicable, to the amounts set forth on Exhibit A to reflect your age when you begin receiving your pension benefit. The pension benefits set forth on Exhibit A will be paid from the Plan to the extent of your Vested Retirement Benefit provided in accordance with the terms of the Plan, and any additional amount necessary to provide the full amount of your total pension benefit as set forth on Exhibit A will be paid from the general assets of the Company, either as part of your interest in the FINA Restoration Plan (discussed in Paragraph 3, below) or as a Supplemental Pension Benefit. You may elect to have your pension benefit, including the portion covered by the FINA Restoration Plan and the Company's supplemental contribution to your Vested Retirement Benefit, converted to a joint and survivor or certain and life option, in the manner provided in the Plan.

3. The Company also acknowledges that you have earned certain benefits under the FINA, Inc. Restoration Plan ("Restoration Plan"). With respect to the Restoration Plan, you may elect any distribution option provided by the Restoration Plan. That portion of your interest in the Restoration Plan which replaces the Company's contribution to the FINA Capital Accumulation Plan may be taken immediately, and that portion of your interest in the Restoration Plan which replaces the accrual of additional benefits in the FINA, Inc. Pension Plan may be taken as a lump sum or an annuity beginning when you reach your ERD on June 1, 2001, but you may postpone receipt to the extent permitted by the terms of the Restoration Plan. (The benefits schedule set forth on Exhibit A assumes that your interest in the pension component of the Restoration Plan will be taken as a life annuity.) The benefits

Mr. Neil Smoak
03/26/98
Page 2


     provided by the Restoration Plan will be paid from the general assets of the Company subject to any required withholding.

4. The Company will waive the eligibility requirements for retiree medical benefits under the FINA, Inc. Comprehensive Medical Plan allowing you to participate as a retiree beginning March 16, 1998. The monthly cost of retiree medical care coverage for you and your eligible dependent will be determined in accordance with the provisions of the plan from time-to-time in force. Based on your years of service through your termination date, you will pay 52% of the cost of retiree medical coverage. Retiree medical premiums are generally adjusted on January 1 of each year.

5. The Company agrees to provide you with financial consulting and federal and state income tax preparation services from the Ayco Company, L.P. for the calendar year 1998 (including the preparation of any 1998 tax returns filed in 1999).

6. The Company agrees that you may have the Company's membership in the Dallas Petroleum Club which is registered in your name transferred to you upon payment by you of the Club's transfer or other similar fee prior to April 30, 1998.

7. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to perform it as if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to all or substantially all the business and/or assets of the Company that assumes, or is required by this covenant to assume, this Agreement by operation of law, or otherwise.

8. The parties hereto acknowledge and agree that the statements contained herein are not merely recitations, but make and constitute valuable contractual considerations.

9. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10. No right or interest of yours under this Agreement may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of yours (other than a debt, obligation or liability of yours to the Company).

In consideration of, and as a precondition to this Agreement, except as to the Vested Retirement Benefit provided in Paragraph 2 and the benefits under the Restoration Plan described in Paragraph 3 on Page 1 above, the following conditions will apply:

1. Acting on your own behalf, and that of your heirs, executors, successors and assignees, you release and forever discharge FINA and any of its current and former affiliates, employees, agents, successors and assignees, from any and all claims under any State or Federal statute or common law related to your employment by or service to the Company, including, but not limited to, any claims for wrongful discharge, sex discrimination, race discrimination or age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. Section 623, provided however, that no waiver contained in this paragraph


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Mr. Neil Smoak
03/26/98
Page 3



     shall limit or waive any right which you and your legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees may have to enforce this Agreement.

2. You will use your best good faith efforts to return to the Company all documents (including copies) and other property of the Company that you may have received or had access to during the course of your employment which are the property of the Company and valuable to its ongoing business activities, and you acknowledge that you have not retained any such documents or copies.

3. You acknowledge that you have been given 21 days to consider whether or not to sign this Agreement and that you had an opportunity to consult with any attorney of your choosing prior to signing it. You understand that you may revoke this Agreement at any time on or before the date which is seven
     (7) calendar days after the date of your signature on this Agreement and that the Agreement will not be effective or enforceable until the seven-day revocation period has expired.

If this is your understanding of this Agreement, please execute and return the copy of this Agreement, which is attached, to the undersigned.



                                             Sincerely,
                                             FINA, Inc.





                                             /s/ RON W. HADDOCK
                                             ---------------------------------
                                             Ron W. Haddock



ACCEPTED AND AGREED TO
this 26 day of March, 1998



/s/ NEIL A. SMOAK
---------------------------------
Neil A. Smoak
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Mr. Neil Smoak
3/26/98
Page 4


                                   EXHIBIT A


                                          RETIREMENT PENSION BENEFIT(1)                   SUPPLEMENTAL PENSION(2)       TOTAL
                                                                                                  BENEFIT              PENSION
                                                 MONTHLY BENEFIT                                                       BENEFITS
                                        ------------------------------------------------- ------------------------- -----------
Commencement                Actuarial       FINA, Inc.      FINA Restoration                 Reduction     Monthly      Monthly
    Date         Age      Equivalent(3)  Pension Plan(4)      Plan(4)(5)        Combined     Factor(6)   Benefit(4)     Benefit
----------------------------------------------------------------------------------------- ------------------------- -----------
June 1, 2011     65         1.00000         $ 3,785.69        $ 2,930.73       $ 6,716.42      1.00    $     0.00    $ 6,716.42
June 1, 2010     64         0.89270         $ 3,379.49        $ 2,616.26       $ 5,995.75      1.00    $   720.67    $ 6,716.42
June 1, 2009     63         0.79912         $ 3,025.22        $ 2,342.00       $ 5,367.22      1.00    $ 1,349.20    $ 6,716.42
June 1, 2008     62         0.71723         $ 2,715.21        $ 2,102.01       $ 4,817.22      1.00    $ 1,899.20    $ 6,716.42
June 1, 2007     61         0.64530         $ 2,442.91        $ 1,891.20       $ 4,334.11      1.00    $ 2,382.31    $ 6,716.42
June 1, 2006     60         0.58192         $ 2,202.97        $ 1,705.45       $ 3,908.42      1.00    $ 2,808.00    $ 6,716.42
June 1, 2005     59         0.52590         $ 1,990.90        $ 1,541.27       $ 3,532.17      0.95    $ 2,848.43    $ 6,380.60
June 1, 2004     58         0.47624         $ 1,802.90        $ 1,395.73       $ 3,198.63      0.90    $ 2,846.15    $ 6,044.78
June 1, 2003     57         0.43207         $ 1,635.68        $ 1,266.28       $ 2,901.96      0.85    $ 2,807.00    $ 5,708.96
June 1, 2002     56         0.39270         $ 1,486.64        $ 1,150.90       $ 2,637.54      0.80    $ 2,735.60    $ 5,373.14
June 1, 2001     55         0.35752         $ 1,353.46        $ 1,047.79       $ 2,401.25      0.75    $ 2,636.07    $ 5,037.32

1. Reflects benefits earned under the FINA, Inc. Pension Plan and the pension component of the FINA Restoration Plan.

2. Reflects the supplemental pension benefits under the terms of this agreement.

3.   Based on UP-1984 Unisex Mortality Table.

4. Life annuity illustrated. This monthly benefit may be converted to a joint & survivor or a certain and life option.

5.   This monthly benefit may also be converted to a lump sum payment.

6. Early Retirement reduction factors from Section 5.2(b) of the FINA, Inc. Pension Plan.